Exhibit A

This exhibit A amends Section 3.1:

Effective March 15, 2014, within the description of eligible employees, the title "Regional Manager" will be replaced with "Executive General Manager".

Logan’s Roadhouse Inc.

By: /s/ Nicole A. Williams
Its: Vice President/Controller